Exhibit 10.17
SOFTWARE LICENSE AGREEMENT
This Software License Agreement (the “Agreement”) is entered into as of 01/11/2006 (the “Effective Date”), by and between Broadcom Corporation, a California corporation with its principal office at 16215 Alton Parkway , Irvine, California 92619 (“Broadcom”), and Aruba Networks , a corporation with a place of business at 1322 Crossman Ave, Sunnyvale, CA, 94089, United States (“Licensee”). The parties agree as follows:
1. DEFINITIONS .
     1.1 “Authorized Location” shall mean the location set forth in the applicable Software Description Form, or if none is listed, then the address for Licensee set forth above.
     1.2 “Authorized Licensee Product” means the specific product listed in the applicable Software Description Form, or if none is listed, then any system level product sold by Licensee that incorporates the Broadcom Product and the Software and includes other hardware and software provided by Licensee.
     1.3 “Broadcom Product” means any of the proprietary integrated circuit product(s) sold by Broadcom with which the Software was designed to be used, or their successors.
     1.4 “Derivative Work” means any discrete modification to the Software made by Licensee pursuant to this agreement and any modified, altered, enhanced or adapted version of the Software, or derivative work thereof (as that term is defined under United States copyright law) based on the Software.
     1.5 “End User Agreement” means a written, legally enforceable agreement that (i) stipulates that the Software is licensed, not sold, and that title to and ownership of the Software and any portion thereof remain with Broadcom or its licensors; (ii) disclaims all express and implied warranties on behalf of Broadcom, and exclude liability of Broadcom and its licensors for any special, indirect, exemplary, incidental or consequential damages; and (iii) prohibits the end user from (a) copying the Software, except as reasonably necessary for internal back-up purposes, (b) using and/or transferring the Software to any third party apart from a Authorized Licensee Product, (c) modifying the Software, (d) attempting to reverse engineer, decompile or disassemble any portion of the Software, or (e) exporting the Software or any underlying technology in contravention of any applicable U.S. or foreign export laws and regulations.
     1.6 “Object Code” means those portions of the Software, if any, furnished to Licensee in object code or machine readable form, including, without limitation, any bit images or other binary files for FPGAs.
     1.7 “Software” shall mean that software which may be provided by Broadcom to Licensee from time to time and which is described in a Software Description Form executed by the parties that references this Agreement.
     1.8 “Source Code” means those portions of the Software, if any, furnished to Licensee in source code or human readable form, including, without limitation, any Verilog, HTL or RTL code.
2. LICENSE GRANT; OWNERSHIP
     2.1 License Grants. Subject to the terms and conditions of this Agreement, Broadcom hereby grants to Licensee, under all of Broadcom’s intellectual property rights in and to the Software, a non-exclusive, non-transferable, royalty-free license (i) to use, modify and create Derivative Works from the Source Code, and to
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use the Object Code, without right to sublicense, solely at the Authorized Location, solely for the purpose of incorporating the Software or Derivative works in Authorized Licensee Products for use with the Broadcom Product, and only if in compliance with Section 2.2 below; and (ii) to reproduce, distribute and sublicense, in object code form only, copies of the Software or Derivative Works only as incorporated in Authorized Licensee Products for use with the Broadcom Product to resellers, distributors and end users of such Authorized Licensee Products, and only if in compliance with Section 2.3 below.
     2.2 Restriction on Modification. If and to the extent that the Software is designed to be compliant with any published communications standard (including, without limitation, DOCSIS, HomePNA, IEEE, and ITU standards), Licensee may not make any modifications to the Software that would cause the Software or the accompanying Broadcom Products to be incompatible with such standard. Licensee represents and warrants that it will not take any action that would create obligations that would conflict with Licensee’s obligations hereunder, including without limitation, creating derivative works of the Software that contain code licensed under an “Open Source License” (as defined below), or using the Software or derivative works thereof to merge with, link to, make function calls to, or share data structures with software available under an Open Source License. Licensee shall defend and indemnify Broadcom against all liabilities, losses, damages, costs and expenses relating to or arising out of a breach by Licensee of the foregoing representation and warranty. Open Source Licenses includes, without limitation, a software license that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from or distributed with such software be (a) disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no charge.
     2.3 Restriction on Distribution. Licensee shall only distribute the Software or Derivative Works to resellers, distributors and end users either (a) physically embedded in the Authorized Licensee Products in a manner that is not readily accessible to end users; or (b) pursuant to an End User Agreement. By way of example only, an End User Agreement shall be required to distribute the Software or Derivative Works on a CD-ROM, floppy disk, or by electronic transmission.
     2.4 Proprietary Notices. Licensee shall not remove, efface or obscure any copyright or trademark notices from the Software. Licensee shall include reproductions of the Broadcom copyright notice with each copy of the Software and any Derivative Work, except where such Software is embedded in a manner not readily accessible to the end user. Licensee acknowledges that any symbols, trademarks, tradenames, and service marks adopted by Broadcom to identify the Software belong to Broadcom and that Licensee shall have no rights therein.
     2.5 Ownership. Broadcom shall retain all right, title and interest, including all intellectual property rights, in and to the Software. Licensee hereby covenants that it will not assert any claim that the Software or Derivative Works created by or for Broadcom infringe any intellectual property right owned or controlled by Licensee. Licensee shall own all right, title and interest in any Derivative Works to the Software made by Licensee, subject to Broadcom’s ownership of the underlying Software and the restrictions contained herein.
     2.6 No Other Rights Granted. Apart from the license rights expressly set forth in this Agreement, Broadcom does not grant and Licensee does not receive any ownership right, title or interest nor any security interest or other interest in any intellectual property rights relating to the Software, nor in any copy of any part of the foregoing. Licensee shall not use, license, sell or otherwise distribute the Software or any Derivative Work except as provided in this Agreement, and shall not attempt to reverse engineer, decompile or disassemble any portion of the Object Code.
3. NO WARRANTY OR SUPPORT
     3.1 No Warranty. THE SOFTWARE IS OFFERED “AS IS,” AND BROADCOM GRANTS AND
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LICENSEE RECEIVES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE, COMMUNICATION OR CONDUCT WITH LICENSEE, OR OTHERWISE. BROADCOM SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR NONINFRINGEMENT CONCERNING THE SOFTWARE OR ANY UPGRADES TO OR DOCUMENTATION FOR THE SOFTWARE. WITHOUT LIMITATION OF THE ABOVE, BROADCOM GRANTS NO WARRANTY THAT THE SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION, AND GRANTS NO WARRANTY REGARDING ITS USE OR THE RESULTS THEREFROM INCLUDING, WITHOUT LIMITATION, ITS CORRECTNESS, ACCURACY OR RELIABILITY.
     3.2 No Support. Nothing in this agreement shall obligate Broadcom to provide any support for the Software. Broadcom may, but shall be under no obligation to, correct any defects in the Software and/or provide updates to licensees of the Software. Licensee shall make reasonable efforts to promptly report to Broadcom any defects it finds in the Software, as an aid to creating improved revisions of the Software.
     3.3 End User Support. Licensee shall, at its own expense, be solely responsible for providing technical support and training to its customers for Authorized Licensee Products, and Broadcom shall have no obligation with respect thereto. Licensee shall be solely responsible for, and Broadcom shall have no obligation to honor, any warranties that Licensee provides to its customers or to end users with respect to the Software or Derivative Works. Licensee shall defend any claim against Broadcom arising in connection with any such warranties, express, implied, statutory, or otherwise, and shall pay any settlements or damages awarded against Broadcom that are based on any such warranties.
     3.4 Dangerous Applications. The Software is not designed, intended, or certified for use in components of systems intended for the operation of weapons, weapons systems, nuclear installations, means of mass transportation, aviation, life-support computers or equipment (including resuscitation equipment and surgical implants), pollution control, hazardous substances management, or for any other dangerous application in which the failure of the Software could create a situation where personal injury or death may occur. Licensee understands that use of the Software in such applications is fully at the risk of Licensee.
     3.5 Third Party Software. Licensee acknowledges that the Third Party Software is not owned by Broadcom, and may be subject to additional restrictions imposed by its licensor. Any such additional restrictions will be set forth in Exhibit A. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, BROADCOM OFFERS NO WARRANTIES (WHETHER EXPRESS OR IMPLIED) OR SUPPORT OF ANY KIND WITH RESPECT TO THE THIRD PARTY SOFTWARE, EXCEPT THAT BROADCOM WILL PASS THROUGH TO LICENSEE, IF AND TO THE EXTENT PERMITTED, ANY WARRANTIES EXPRESSLY PROVIDED BY SUCH THIRD PARTIES TO BROADCOM FOR SUCH THIRD PARTY SOFTWARE.
4. TERM AND TERMINATION
     4.1 Term and Termination. This Agreement shall become effective on the date first set forth above and shall remain in effect perpetually unless terminated as provided below. If Licensee defaults in a material obligation under this Agreement, and if the default is curable, also fails to cure such default thirty (30) days after written notice of such default, Broadcom may immediately terminate and cancel this Agreement and the licenses granted hereunder upon written notice to Licensee. Licensee may terminate this Agreement at any time upon written notice to Broadcom and fulfillment of its obligations under Section 4.2 herein.
     4.2 Effect Of Termination. Upon any termination of this Agreement, the rights and licenses granted to Licensee under this Agreement shall immediately terminate; provided, however, that sublicenses of the Software or Derivative Works in object code format, to the extent validly granted to end users pursuant to Section
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2.1(ii) prior to termination of this Agreement, shall survive such termination subject to compliance with the obligations set forth herein. Upon termination, Licensee shall ship to Broadcom, within thirty (30) days, all tangible items in its possession or control which are proprietary to Broadcom; and Licensee shall destroy or return to Broadcom, at Broadcom’s option, all copies of the Software and Derivative Works (including, without limitation, Source Code) in its possession or control.
     4.3 Survival. The provisions of Sections 1 , 2.2 , 2.3 , 2.4 , 2.5 , 2.6 , 3 , 4 , 5 , 6 , and 7 shall survive the termination of this Agreement.
5. CONFIDENTIALITY
     5.1 Existing NDA (if Applicable). If Broadcom and Licensee already have put in place a non-disclosure agreement that would protect communications made under this Agreement (the “NDA”), then all such communications shall be subject to the terms and conditions of such NDA, which the parties acknowledge is in full force and effect. The parties agree that the Software and any accompanying documentation will be considered Confidential Information under the NDA. In the event of a conflict between the terms of this Agreement and the terms of the NDA, the terms of this Agreement will prevail.
     5.2 Obligations if No NDA Exists. If no NDA exists, then the following terms shall apply: Licensee acknowledges and agrees that the Software, any documentation relating to the Software, and any other information (if such other information is identified as confidential or should be recognized as confidential under the circumstances) provided to Licensee by Broadcom hereunder (collectively, “Confidential Information”) constitute the confidential and proprietary information of Broadcom, and that Licensee’s protection thereof is an essential condition to Licensee’s use and possession of the Software. Licensee shall retain all Confidential Information in strict confidence and not disclose it to any third party or use it in any way except as permitted by this Agreement without Broadcom’s express written consent. Licensee will exercise at least the same amount of diligence in preserving the secrecy of the Confidential Information as it uses in preserving the secrecy of its own most valuable confidential information, but in no event less than reasonable diligence. The prohibitions contained in this Section 5.2 preclude dissemination of Confidential Information to Licensee’s subsidiaries, affiliates, contractors or subcontractors, except in the event of a permitted assignment pursuant to Section 7.1 . Information shall not be considered Confidential Information if and to the extent that it: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of Licensee; (ii) was known to Licensee, without restriction, at the time of disclosure as proven by the files of Licensee in existence at the time of disclosure; or (iii) becomes known to Licensee, without restriction, from a source other than Broadcom without breach of this Agreement by Licensee and otherwise not in violation of Broadcom’s rights.
     5.3 Source Code Protection. Licensee shall not under any circumstances copy, duplicate or otherwise reproduce the Source Code in any manner except as provided herein. Licensee is granted the right to make one (1) archival or backup copy of the Source Code, which shall be marked as an archival copy and as the confidential and proprietary property of Broadcom to which access is restricted. Licensee agrees to inform all employees and contractors who are given access by Licensee to the Software, including the Source Code, the Object Code, or any accompanying documentation, that such materials are confidential and trade secrets of Broadcom licensed to Licensee as such.
     5.4 Return of Confidential Information. Notwithstanding the foregoing, all documents and other tangible objects containing or representing Broadcom Confidential Information and all copies thereof which are in the possession of Licensee shall be and remain the property of Broadcom, and shall be promptly returned to Broadcom upon written request by Broadcom or upon termination of this Agreement.
6. LIMITATION OF LIABILITY
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     EXCEPT FOR A BREACH BY LICENSEE OF SECTION 2 (LICENSE GRANT; OWNERSHIP) OR A BREACH BY EITHER PARTY OF SECTION 5 (CONFIDENTIALITY), IN NO EVENT SHALL LICENSEE, BROADCOM OR ANY OF BROADCOM’S LICENSORS HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.
7. MISCELLANEOUS
     7.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided, however that Licensee may not assign this Agreement or any rights or obligation hereunder, directly or indirectly, by operation of law or otherwise, without the prior written consent of Broadcom, and any such attempted assignment shall be void. Notwithstanding the foregoing, Licensee may assign this Agreement to a successor to all or substantially all of its business or assets to which this Agreement relates that is not a competitor of Broadcom.
     7.2 Notices. All notices between the parties shall be in writing and shall be deemed to have been given if personally delivered or sent by certified mail (return receipt requested), or telecopy, to the other party’s legal department at the address set forth in this Agreement, or such other address as is provided by notice as set forth herein. Notices shall be deemed effective upon receipt if personally delivered, three (3) business days after it was sent if by certified mail, or one (1) business day after it was sent if by telecopier.
     7.3 Governing Law; Venue. This Agreement shall be governed by the laws of California without regard to any conflict-of-laws rules, and the United Nations Convention on Contracts for the International Sale of Goods is hereby excluded. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and federal courts located in the County of Orange, California, and both parties hereby consent to such jurisdiction and venue.
     7.4 Severability. All terms and provisions of this Agreement shall, if possible, be construed in a manner which makes them valid, but in the event any term or provision of this Agreement is found by a court of competent jurisdiction to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected if the illegal or unenforceable provision does not materially affect the intent of this Agreement. If the illegal or unenforceable provision materially affects the intent of the parties to this Agreement, this Agreement shall become terminated.
     7.5 Equitable Relief. Licensee hereby acknowledges that its breach of this Agreement would cause irreparable harm and significant injury to Broadcom that may be difficult to ascertain and that a remedy at law would be inadequate. Accordingly, Licensee agrees that Broadcom shall have the right to seek and obtain immediate injunctive relief to enforce obligations under the Agreement in addition to any other rights and remedies it may have.
     7.6 Export Regulations. Licensee agrees and warrants that it shall comply, at its own expense, with the U.S. Foreign Corrupt Practices Act and all export and import laws, restrictions, national security controls and regulations of the United States and any applicable foreign agency or authority. Licensee shall not export, or re-export, or authorize the export or re-export of the Software or any other product, technology, or information that Licensee obtains or learns hereunder, or any copy or direct product thereof, in violation of any of such laws, restrictions, or regulations or without any license or approval required thereunder. Any and all obligations of
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Broadcom to provide Software or any media in which the Software is contained shall be subject in all respects to such laws, restrictions, and regulations.
     7.7 Waiver. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.
     7.8 Entire Agreement. This Agreement, along with any associated Software Description Forms, sets forth the entire Agreement between the parties and supersedes any and all prior proposals, agreements and representations between them, whether written or oral. This Agreement may be changed only by mutual agreement of the parties in writing. In the event of a conflict between the terms of this Agreement and the terms of a Software Description Form, the term of the Software Description Form will prevail.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

Aruba Networks		BROADCOM CORPORATION

By:	/s/ Alexa King	By:	/s/ Martin Lund

Name: Alexa King		Name: Martin Lund

Title: Senior Director, Legal Affairs		Title: VP/GM, Network Switching
SOFTWARE LICENSE AGREEMENT:
SOFTWARE DESCRIPTION FORM
Referenced Agreement:
Licensee: Aruba Networks
Date: 01/11/2006
With respect to the Software identified below, the terms and conditions of the referenced Software License Agreement, as modified by any terms and conditions identified below, will apply:
Software Being Licensed:
BCM56xx, BCM56xxx StrataSwitch and StrataXGS software.
1) Devices Drivers for controlling switch chip
2) API, defining high level interface to perform common chip functions
3) API’s enabling advanced switching features including but not limited to L2 to L7 functions.
4) Diagnostics and tests for various switch chips.
5) CLI (Command Line Interface)
6) Network Protocol and application S/W including, but not limited to SNMP, Spanning Tree.
7) Application and Driver software for public domain operating systems such as Linux. This software includes User Interface and configuration SW
ROBOswitch™ BCM532xM, BCM533xM, BCM534xM and BCM538xM (the “IC”), a proprietary integrated circuit that incorporates a wire-speed, layer 2 switch with Fast Ethernet and Gigabit Ethernet ports, and is
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providing Licensee with the IC and various other hardware components solely for internal evaluation of the IC.
1) Devices Drivers for controlling switch chip
2) API, defining the high level interface to perform common chip functions
3) API’s enabling L2 switching features
4) CLI (Command Line Interface)
5) Network Protocol and application S/W
6) Application and Driver software for public domain operating systems such as Linux. This software includes User Interface and configuration S/W.
7) “WebSmart” web-based control software and it’s associated API and drivers
Authorized Licensee Product:
Authorized Location:
At any facility that is owned or occupied exclusively by the Licensee.
Additional Restrictions on Third Party Software:
This Software Description Form and the referenced Software License Agreement are the complete and exclusive Agreement regarding the parties’ rights and obligations with respect to the Software hereunder.
IN WITNESS WHEREOF, the parties hereto have caused this Software Description Form to be duly executed as of the later of the dates set forth below.

Aruba Networks (Licensee Name)		BROADCOM CORPORATION

By:	/s/ Alexa King	By:	/s/ Martin Lund

Name: Alexa King		Name: Martin Lund

Title: Senior Director, Legal Affairs		Title: VP/GM, Network Switching

Date: 1/22/06		Date: 2/16/06
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